Exhibit 24.1

               CONSENT OF McGLADREY & PULLEN, LLP


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 1996, appearing on page 27 of the annual report to shareholders' of CFW Communications Company and subsidiaries (the Company) for the year ended December 31, 1995, which is incorporated by reference in the annual report on Form 10-K of the Company for the year ended December 31, 1995. We also consent to the reference to our Firm under the caption "Experts" in the prospectus.


                                MCGLADREY & PULLEN, LLP



Richmond, Virginia
December 16, 1996